Exhibit 21.1
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                              List of Subsidiaries

Subsidiary                                          Jurisdiction of Organization

Newpa/AHR Equity, LP                                    Delaware

Newpa/AHR GP, LLC                                       Delaware

Newpa/AHA Equity GP LLC                                 Delaware

Newpa/AHA Equity GP LLC                                 Delaware

1940 Monroe Street LLC                                  Delaware

Anthracite Funding ML LLC                               Delaware

Anthracite Funding, LLC                                 Delaware

Anthracite CDO Depositor, LLC                           Delaware

Anthracite CDO I Ltd.                                   Cayman

Anthracite CDO I Corp.                                  Delaware

Anthracite CDO II Depositor, LLC                        Delaware

Anthracite CDO II Ltd.                                  Cayman

Anthracite CDO II Corp.                                 Delaware

Anthracite CDO III Depositor, LLC                       Delaware

Anthracite CDO III Ltd.                                 Cayman

Anthracite CDO III Corp.                                Delaware

LB-UBS Commercial Mortgage Trust 2004-C2                Delaware

Anthracite 2004-HY1 Depositor, LLC                      Delaware

Anthracite 2004-HY1 Ltd.                                Cayman

Anthracite 2004-HY1 Corp.                               Delaware

AHR Capital Limited                                     Ireland